UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    December 3, 2015

BENCHMARK ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-10560 (Commission File Number)	74-2211011 (I.R.S. Employer Identification No.)

3000 Technology Drive, Angleton, Texas  77515

(Address of principal executive offices)  (Zip code)

Registrant’s telephone number, including area code:  (979) 849-6550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

On December 7, 2015, Benchmark Electronics, Inc. issued a press release announcing that its Board of Directors approved the repurchase of up to an additional $100 million of the Company’s outstanding shares of common stock.  This repurchase program is in addition to the current 2014 repurchase program, which also authorized the Company to purchase up to $100 million of its outstanding common shares. Share repurchases under both programs may be made in the open market, in privately negotiated transactions or block transactions, at the discretion of the Company’s management, and subject to market conditions.  The timing and amount of specific repurchases are subject to the requirements of the Securities and Exchange Commission, market conditions, alternative uses of capital and other factors.  The Company may enter into Rule 10b5-1 plans to facilitate repurchases under the program.  A Rule 10b5-1 plan would generally permit the Company to repurchase the shares at times when it might otherwise be prevented from doing so under the securities laws.  Purchases will be funded from available cash and may be commenced, suspended or discontinued at any time without prior notice.  Shares repurchased under the program will be retired.  A copy of the press release is attached as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits.

                (d)  Exhibits

Exhibit 99.1  Press release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENCHMARK ELECTRONICS, INC.

Dated: December 7, 2015	By: /s/ Gayla J. Delly
Gayla J. Delly
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

99.1	Press release